Exhibit 99.1


                  Annual Meeting of Stockholders, June 10, 1997
                  Solicited on Behalf of the Board of Directors

     The undersigned stockholder of COVENANT BANK (the "Bank") does hereby appoint L. Garrett Dutton, Jr., Gary L. Green and Joseph A. Maressa, Sr. and each of them his true and lawful attorney, with power of substitution, for him and in his name, place and stead, to vote as proxy for the undersigned all of the shares of common stock of the Bank standing in the undersigned's name on the Bank's books, at the Annual Meeting of Stockholders to be held on June 10, 1997, or any adjournment or postponement thereof, as indicated on the reverse side hereof with respect to all items and in the discretion of the proxy holder with respect to any other business which may properly come before the meeting.


     Please indicate on the reverse side of this card how your stock is to be voted. If no choice is specified, this proxy will be voted FOR proposal 1 and FOR management's nominees for election as directors. This proxy may be revoked at any time it is voted.

         PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED.


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                  Solicited on Behalf of the Board of Directors
          The Board of Directors Recommends a Vote "FOR" Proposal 1 and
              "FOR" each of the Nominees for Election to the Board

1. Approve the Plan of Acquisition dated as of February 28, 1997, pursuant to which the Bank will reorganize into a holding company structure.

     [___]  FOR       [___]  AGAINST     [___]  ABSTAIN

2.   [___]  FOR all nominees listed      [___]  WITHHOLD AUTHORITY
            (except as marked to the            to vote for all nominees listed
            contrary)

     Barry M. Abelson, Thomas V.G. Brown, William T. Carson, Jr., John J. Gallagher, Jr., Gary E. Greenblatt, Richard A. Hocker, James R. Iannone, Joseph A. Maressa, Sr., Charles E. Sessa, Jr. and Kyle W. Will.

     (INSTRUCTIONS: To withhold authority to vote for any individual, strike a line through the nominees name in the list above.)


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